Exhibit 99.1

Computer Programs and Systems, Inc. Announces First Quarter 2007 Results

        Company Declares Quarterly Dividend of $0.36 Per Share

    MOBILE, Ala.--(BUSINESS WIRE)--April 19, 2007--Computer Programs and Systems, Inc. (NASDAQ:CPSI):

    Highlights:

    -- Signed contracts for system installation at 13 new client hospitals during first quarter; and

    --  Quarterly dividend of $0.36 per share.

    Computer Programs and Systems, Inc. (NASDAQ:CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2007.

    The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on May 25, 2007, to shareholders of record as of the close of business on May 4, 2007.

    Total revenues for the first quarter ended March 31, 2007, decreased 12.2% to $25.9 million, compared with total revenues of $29.5 million for the prior-year period. Net income for the quarter ended March 31, 2007, decreased 37.5% to $2.6 million, or $0.24 per diluted share, compared with $4.1 million, or $0.38 per diluted share, for the quarter ended March 31, 2006. Cash flow from operations for the first quarter of 2007 was $3.4 million, compared with $3.3 million for the prior-year period.

    Commenting on the results, Boyd Douglas, chief executive officer and president of CPSI, stated, "We continue to be optimistic about 2007 as demand for our products increases, fueled by expanded physician acceptance of technology, the aging of our population and growing concerns about the increasing costs of healthcare. As our guidance for the second quarter indicates, we expect a return to more normal revenue and earnings run rates, due in large part to the strong number of contracts we have signed recently. We are excited about the next quarter and the remainder of the year."

    For the second quarter of 2007, the Company anticipates total revenues of $27.5 million to $29.0 million and net income of approximately $3.7 million to $3.9 million, or $0.34 to $0.36 per diluted share. CPSI's 12-month backlog as of March 31, 2007, was $87.3 million, consisting of $19.6 million in non-recurring system purchases and $67.7 million in recurring payments for support, outsourcing, ASP and ISP contracts.

    A listen-only simulcast and replay of CPSI's first quarter 2007 conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 20, 2007, beginning at 9:00 a.m. Eastern Time.

    About Computer Programs and Systems, Inc.

    CPSI is a leading provider of healthcare information solutions for community hospitals with over 600 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI's staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients' information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.




                 COMPUTER PROGRAMS AND SYSTEMS, INC.
             Unaudited Condensed Statements of Operations
                (in thousands, except per share data)

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------
Sales revenues:
  System sales                                        $8,317  $14,519
  Support and maintenance                             12,540   11,170
  Outsourcing                                          5,089    3,848
                                                    --------- --------
         Total sales revenues                         25,946   29,537

Cost of sales:
  System sales                                         7,180    8,755
  Support and maintenance                              5,056    4,908
  Outsourcing                                          3,057    2,223
                                                    --------- --------
         Total cost of sales                          15,293   15,886
                                                    --------- --------
         Gross profit                                 10,653   13,651

Operating expenses:
  Sales and marketing                                  2,076    2,209
  General and administrative                           4,892    4,982
                                                    --------- --------
         Total operating expenses                      6,968    7,191
                                                    --------- --------

         Operating income                              3,685    6,460
Interest income, net                                     277      257
                                                    --------- --------
         Income before taxes                           3,962    6,717
Provision for income taxes                             1,402    2,624
                                                    --------- --------
         Net income                                   $2,560   $4,093
                                                    ========= ========

Basic earnings per share                               $0.24    $0.38
                                                    ========= ========
Diluted earnings per share                             $0.24    $0.38
                                                    ========= ========

Weighted average shares outstanding:
  Basic                                               10,664   10,629
  Diluted                                             10,718   10,715


                 COMPUTER PROGRAMS AND SYSTEMS, INC.
                       Condensed Balance Sheets
                            (in thousands)

                                                    March 31, Dec. 31,
                                                      2007     2006
                                                    --------- --------
                      ASSETS                       (unaudited)
Current assets:
  Cash and cash equivalents                           $7,845   $8,760
  Investments                                         10,876   10,718
  Accounts receivable, net of allowance for
   doubtful accounts of $796 and $814, respectively   13,233   14,096
  Financing receivables, current portion               1,885    2,177
  Inventory                                            1,435    1,668
  Deferred tax assets                                  1,346    1,406
  Prepaid expenses                                       165      320
  Prepaid income taxes                                   540      107
                                                    --------- --------
         Total current assets                         37,325   39,252

Financing receivables, long-term                       2,435    2,397
Property and equipment                                14,245   13,897
Accumulated depreciation                              (8,160)  (7,642)
                                                    --------- --------
         Total assets                                $45,845  $47,904


            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $698   $1,204
  Deferred revenue                                     2,738    2,275
  Accrued vacation                                     2,134    2,053
  Other accrued liabilities                            1,798    3,158
                                                    --------- --------
         Total current liabilities                     7,368    8,690

Deferred tax liabilities                                 704      508

Stockholders' equity:
  Common stock, par value $0.001 per share, 30,000
   shares authorized, 10,757 and 10,756 shares
   issued and outstanding                                 11       11
  Additional paid-in capital                          22,789   22,427
     Accumulated other comprehensive income (loss)        11       (7)
  Retained earnings                                   14,962   16,275
                                                    --------- --------
         Total stockholders' equity                   37,773   38,706
                                                    --------- --------
         Total liabilities and stockholders' equity  $45,845  $47,904
                                                    ========= ========


                 COMPUTER PROGRAMS AND SYSTEMS, INC.
               Unaudited Other Supplemental Information
                            (In thousands)

The following table summarizes free cash flow for the Company:
----------------------------------------------------------------------

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------

Net cash provided by operating activities             $3,417   $3,292
Purchases of property and equipment                     (348)    (386)
                                                    --------- --------
Free cash flow                                        $3,069   $2,906
                                                    ========= ========


    Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

    CONTACT: Computer Programs and Systems, Inc.
             M. Stephen Walker, 251-639-8100
             Vice President-Finance and Chief Financial Officer